As filed with the Securities and Exchange Commission on November 6, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MiX TELEMATICS LIMITED
(Exact name of registrant as specified in its charter)

Republic of South Africa	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Howick Close
Waterfall Park, Midrand, South Africa 1686
(Address of Principal Executive Offices, including Zip Code)

MiX Telematics Limited Long-Term Incentive Plan
(Full Title of the Plan)

Stefan Joselowitz
Chairman
MiX Telematics North America, Inc.
750 Park of Commerce Blvd., Suite 100
Boca Raton, Florida 33487
(561) 404-2934
(Name, address and telephone number of agent for service)

Copy to:
Marjorie Sybul Adams, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Tel: (212) 335-4500
Fax: (212) 335-4501

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Ordinary Shares, no par value (1)	78,751,250	$0.35	$27,673,189	$3,216

(1)
These shares may be represented by the registrant’s American Depositary Shares (“ADSs”), each of which represents 25 ordinary shares. The registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-190183).

(2)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on 1/25th of the average of the high and low prices for the Company’s ADS of $8.79, as quoted on the New York Stock Exchange on November 3, 2014.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows the registrant to incorporate by reference the information it files with it, which means that the registrant can disclose important information by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that the registrant files later with the Commission will automatically update and supersede this information. The registrant incorporates by reference the following documents it has filed, or may file, with the Commission:

(a) The registrant’s annual report on Form 20-F for the year ended March 31, 2014 filed with the Commission on July 30, 2014 (File No. 001-36027);

(b) The description of the registrant’s ordinary shares and American Depositary Shares contained in the registrant’s registration statement on Form 8-A (File No. 001-36027) filed with the Commission on July 26, 2013, and all amendments and reports subsequently filed for the purpose of updating that description.

  In addition, this registration statement will incorporate by reference all documents the registrant files under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this registration statement and before the filing of a post-effective amendment stating that all securities offered have been sold or deregistering all securities then remaining unsold. All those documents will be considered a part of this registration statement from the respective dates the registrant files them. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this registration statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The registrant’s Memorandum of Incorporation provides that, subject to the provisions of the South African Companies Act, 2008, the registrant may indemnify its directors, managers, secretaries, and other officers or servants against all costs, losses and expenses they may incur or become liable to pay by reason of any contract entered into, or any act or omission done or omitted to be done by them in the discharge of their duties, including traveling expenses. The registrant has entered into indemnification agreements with each of its executive officers and directors providing for indemnification of, and the advancement of, expenses to the fullest extent under the South African Companies Act, 2008.

Under the South African Companies Act, 2008, a company may not indemnify a director or officer in respect of any liability for any loss, damages or costs arising as a direct or indirect consequence of:

●
the director or officer having acted in the name of the company, signed anything on behalf of the company, or purported to bind the company or authorize the taking of any action by or on behalf of the company, despite knowing that he or she lacked the authority to do so;

●
the director or officer having acquiesced in the carrying on of the company’s business despite knowing that it was being conducted recklessly, with gross negligence, with intent to defraud any person or for any fraudulent purposes;

●
the director or officer having been a party to an act or omission by the company despite knowing that the act or omission was calculated to defraud a creditor, employee or shareholder of the company, or had another fraudulent purpose;

●	willful misconduct or willful breach of trust on the part of the director or officer; and

●	any fine that may be imposed on a director as a consequence of that director having been convicted of an offense, unless the conviction was based on strict liability.

Proceedings to recover any loss, damages or costs for which a person is or may be held liable may generally not be commenced more than three years after the act of omission that gave rise to that liability.

A company may claim reimbursement from any director or officer of the company for any money paid directly or indirectly to or on behalf of such director or officer in any manner inconsistent with the provisions of the South African Companies Act, 2008.

The South African Companies Act, 2008 provides that, except to the extent that the company’s Memorandum of Incorporation disallows it, a company may purchase insurance to protect a director or officer against any liability or expense for which the company may indemnify a director or officer and any expenses that the company is permitted to advance to a director or officer.

As permitted by the company’s Memorandum of Incorporation, the registrant has purchased directors and officers liability insurance from third parties for indemnification of its directors, officers and other employees for wrongful acts, as well as to reimburse the registrant for any indemnification that it provides to its directors, officers and other employees for wrongful acts.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Johannesburg, South Africa, on this 6th day of November, 2014.

MIX TELEMATICS LIMITED

By:	/s/ Megan Pydigadu
Name: Megan Pydigadu
Title: Group Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Howard Scott and Megan Pydigadu, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on November 6, 2014 on behalf of the registrant and in the capacities indicated.

s/ Stefan Joselowitz	President and Chief Executive Officer
Stefan Joselowitz	(Principal Executive Officer)

/s/ Megan Pydigadu	Group Chief Financial Officer
Megan Pydigadu	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Richard Bruyns	Chairman of the Board
Richard Bruyns

/s/ Charles Tasker	Director and Chief Operating Officer
Charles Tasker

/s/ Robin Frew	Director
Robin Frew

/s/ Christopher Ewing	Director
Christopher Ewing

/s/ Enos Banda	Director
Enos Banda

/s/ Anthony Welton	Director
Anthony Welton

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MiX Telematics Limited, has signed this registration statement in Boca Raton, Florida, on November 6, 2014.

MIX TELEMATICS NORTH AMERICA, INC.

By:	/s/ Stefan Joselowitz
Name:	Stefan Joselowitz
Title:	Chairman
Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.
4.1
Memorandum of Incorporation of the registrant as amended (incorporated by reference to the registrant’s Annual Report on Form 20-F for the year ended March 31, 2014 filed on July 30, 2014 (File No. 001-36027)).

4.2
Form of Deposit Agreement among the registrant, The Bank of New York Mellon, as depositary, and the holders from time to time of American depositary shares issued thereunder, including the form of American depositary receipts (incorporated by reference to the registrant’s Registration Statement on Form F-1 (Registration No. 333-189799) filed by the registrant on July 3, 2013).

5.1*	Opinion of Webber Wentzel, South African legal counsel of the Registrant.

23.1*	Consent of Webber Wentzel (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers Inc.
99.1*	MiX Telematics Limited Long-Term Incentive Plan.
99.2*	United States Country Schedule/Sub-Plan of MiX Telematics Limited Long-Term Incentive Plan.

*	Filed herewith